CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Christine Mohrmann, Bob Joyce
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

-- Fourth Quarter Sales Increase 13.2% Year-Over-Year --
-- Record Net Income of $20.3 Million, or $0.33 Per Diluted Share, in Fourth Quarter --
-- Record Operating Margin of 13.4% in Fourth Quarter--

ATLANTA, Georgia, February 20, 2008 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company, today announced results for the fourth quarter and full year ended December 30, 2007.

Sales for the fourth quarter of 2007 increased 13.2% to $293.3 million from sales of $259.1 million in the year ago period.  As previously announced, the Company sold its fabrics division in July 2007, and therefore the financial statements for the fourth quarter of 2007, and all other periods presented, now reflect the fabrics division as discontinued operations.

Operating income for the fourth quarter of 2007 increased 31.9% to a record $39.4 million, or 13.4% of sales, compared with operating income of $29.9 million, or 11.5% of sales, in the fourth quarter of last year.  Income from continuing operations was a record $20.3 million in the 2007 fourth quarter, an increase of 63.1% compared with income from continuing operations of $12.4 million in the fourth quarter of 2006.  Net income for the 2007 fourth quarter was $20.3 million, or $0.33 per diluted share, compared with net income of $12.1 million, or $0.21 per diluted share, in the 2006 fourth quarter.

INTERFACE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

“The 2007 fourth quarter was the best performing quarter in Interface’s history and concluded our best performing year ever in terms of continuing operations,” said Daniel T. Hendrix, President and Chief Executive Officer.  “Our results continue to be driven by the strength of demand for modular carpet both domestically and internationally, as well as the continued expansion of our presence in non-office markets as a result of our market segmentation strategy.  These factors led to our fourth quarter overall revenue growth, and coupled with good manufacturing discipline resulted in our record operating profit margin.  Order activity during the quarter remained robust, growing 17% over year ago levels.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “Our InterfaceFLOR modular carpet business, which now comprises more than 85% of our revenues, finished the year with an outstanding quarter, with sales increasing 18% over year-ago levels.  As a result of this sales growth and with the operating leverage in our business model, operating income in this division increased 35% compared with the fourth quarter last year, as operating margins expanded significantly during the period.  While overall performance at Bentley Prince Street was below our expectations, the modular component of this business continued its solid growth.”

Sales for full year 2007 were $1.1 billion, compared with $914.7 million for 2006, an increase of 18.2%.  Operating income in 2007 increased 29.9% to a record amount of $129.4 million, or 12.0% of sales, versus operating income of $99.6 million, or 10.9% of sales, during 2006.  Income from continuing operations reached an all-time high of $57.8 million, or $0.94 per diluted share, during the full year 2007 period, compared with income from continuing operations of $35.8 million, or $0.64 per diluted share, in the 2006 period.  As previously reported, the Company also repurchased and redeemed in 2007 all of its outstanding 7.3% Senior Notes, totaling $101 million, which further strengthened its capital structure.  The results for the full year 2007 included expenses on an after-tax basis of $1.0 million, or $0.02 per diluted share, for premiums paid in connection with the redemption of these Senior Notes, versus $0.7 million, or $0.01 per diluted share, on an after-tax basis for premiums paid on repurchases of those notes in the prior year.  Including results of discontinued operations, the Company recorded a net loss for the full year 2007 of $10.8 million, or $0.18 per diluted share, compared with net income of $10.0 million, or $0.18 per diluted share, for 2006.

Mr. Hendrix concluded, “2007 was an excellent year for Interface in which we continued to leverage our position as a market leader to generate record results.  Looking ahead, we see opportunity for continued strong financial performance, and order growth has been solid through the first six weeks of 2008.  Over the past few years, we have undertaken a number of initiatives to focus on our core business, expand into new market segments and geographic areas, and take advantage of the ongoing secular shift to carpet tile we see in the marketplace.  Our efforts have significantly reduced our exposure to the U.S. corporate office market, which now comprises only about 24% of our business.  In short, we believe we are in an excellent position to continue to grow and take market share in the current environment and look forward to continued success in 2008.”

INTERFACE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

The Company will host a conference call tomorrow, February 21, 2008, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and full year 2007 results.  The conference call will be simultaneously broadcast live over the Internet. Listeners may access the conference call live over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=1766095 or through the Company’s website at http://www.interfaceinc.com/results/investor/.  The archived version of the webcast will be available at these sites for one year beginning approximately 1 hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/30/07	12/31/06	12/30/07	12/31/06

Net Sales	$293,348	$259,120	$1,081,273	$914,659
Cost of Sales	189,208	171,556	703,751	603,551
Gross Profit	104,140	87,564	377,522	311,108
Selling, General & Administrative Expenses	64,700	57,655	246,258	211,487
Loss on Disposal – Specialty Products	--	--	1,873	--
Operating Income	39,440	29,909	129,391	99,621
Interest Expense	7,186	9,532	34,110	42,204
Other Expense (Income), Net	(465)	(92)	1,851	998
Income Before Taxes	32,719	20,469	93,430	56,419
Income Tax Expense	12,469	8,057	35,582	20,612
Income from Continuing Operations	20,250	12,412	57,848	35,807
Discontinued Operations, Net of Tax	--	(323)	(68,660)	(24,092)
Loss on Disposal – Discontinued Operations, Net of Tax	--	--	--	(1,723)
Net Income (Loss)	$20,250	$12,089	$(10,812)	$9,992

Earnings (Loss) Per Share - Basic
Continuing Operations	$0.33	$0.22	$0.96	$0.66
Discontinued Operations	--	(0.01)	(1.14)	(0.45)
Loss on Disposal	--	--	--	(0.03)
Earnings (Loss) Per Share – Basic	$0.33	$0.21	$(0.18)	$0.18

Earnings (Loss) Per Share – Diluted
Continuing Operations	$0.33	$0.21	$0.94	$0.64
Discontinued Operations	--	--	(1.12)	(0.43)
Loss on Disposal	--	--	--	(0.03)
Earnings (Loss) Per Share – Diluted	$0.33	$0.21	$(0.18)	$0.18

Common Shares Outstanding – Basic	60,926	56,824	60,573	54,087
Common Shares Outstanding – Diluted	61,895	58,653	61,520	55,713

Orders from Continuing Operations*	284,057	242,647	1,112,693	929,411
Continuing Operations Backlog (as of 12/30/07 and 12/31/06, respectively)*			123,771	105,244

________________

* Orders from Continuing Operations and Continuing Operations Backlog exclude all activity related to the Fabrics Group business segment, which was sold in the third quarter of 2007.

INTERFACE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	12/30/07	12/31/06
Assets
Cash	$82,375	$109,157
Accounts Receivable	178,625	143,025
Inventory	125,789	112,293
Other Current Assets	24,848	28,634
Assets of Businesses Held for Sale	4,792	158,322
Total Current Assets	416,429	551,431
Property, Plant & Equipment	161,874	134,631
Other Assets	256,929	242,278
Total Assets	$835,232	$928,340

Liabilities
Accounts Payable	$57,243	$49,542
Accrued Liabilities	120,388	98,702
Liabilities of Businesses Held for Sale	220	22,934
Total Current Liabilities	177,851	171,178
Senior and Senior Subordinated Notes	310,000	411,365
Other Long-Term Liabilities	53,239	71,403
Total Liabilities	541,090	653,946
Shareholders’ Equity	294,142	274,394
Total Liabilities and Shareholders’ Equity	$835,232	$928,340

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	30-Dec-07		31-Dec-06

Net Income (Loss)		$(10.8)		$10.0
Adjustments for Discontinued Operations		68.6		25.8
Net Income from Continuing Operations		$57.8		$35.8
Depreciation and Amortization		22.5		21.8
Deferred Income Taxes and Other Non-Cash Items		6.9		(11.2)
Change in Working Capital
Accounts Receivable	(32.1)		(20.6)
Inventories	(11.9)		(19.6)
Prepaids	6.0		(5.3)
Accounts Payable and Accrued Expenses	19.3		26.3
Cash Provided from Continuing Operations		68.5		27.2
Cash Provided from (used in) Operating Activities of Discontinued Operations		(2.8)		5.9
Cash Provided from Operating Activities		65.7		33.1
Cash Provided from (Used in) Investing Activities		6.2		(12.6)
Cash Provided from (Used in) Financing Activities		(101.7)		39.0
Effect of Exchange Rate Changes on Cash		3.0		2.4
Net Increase (Decrease) in Cash		$(26.8)		$61.9

INTERFACE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Twelve Months Ended
	12/30/07	12/31/06	% Change	12/30/07	12/31/06	% Change
Net Sales
Modular Carpet	$257.0	$217.7	18.1%	$930.7	$763.7	21.9%
Bentley Prince Street	36.3	37.8	(4.0%)	148.4	137.9	7.6%
Specialty Products	--	3.6	*	2.2	13.1	(83.2%)
Total	$293.3	$259.1	13.2%	$1,081.3	$914.7	18.2%

Operating Income (Loss)
Modular Carpet	$40.1	$29.6	35.5%	$133.7	$98.2	36.2%
Bentley Prince Street	1.4	1.5	(6.7%)	5.6	5.9	(5.1%)
Specialty Products	--	0.3	*	(1.8)	0.4	*
Corporate Expenses and Eliminations	(2.1)	(1.5)	(40.0%)	(8.1)	(4.9)	(65.3%)
Total	$39.4	$29.9	31.8%	$129.4	$99.6	29.9%

* Not meaningful

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